UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2008

THE PROGRESSIVE CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-9518	34-0963169
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6300 Wilson Mills Road, Mayfield Village, Ohio 44143

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 440-461-5000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

On October 15, 2008, The Progressive Corporation issued a press release correcting a footnote originally included in its earnings release issued on October 10, 2008. The October 15 press release included the following:

On page 9 of the release, footnote 1 to the table should have stated: “Includes $1,310.9 million of nonredeemable preferred stocks and $529.6 million of redeemable preferred stocks.” In the original release, the redeemable and nonredeemable preferred stock amounts had been reversed. All amounts disclosed in the corresponding table, as well as in the condensed balance sheet on page 6 of the release, are correct as originally stated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2008

THE PROGRESSIVE CORPORATION

By:	/s/ Jeffrey W. Basch
Name:	Jeffrey W. Basch
Title:	Vice President and Chief Accounting Officer